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                                                                   Exhibit 10.26

       ENGLISH LANGUAGE SUMMARY OF EDUCATIONAL EQUIPMENT SUPPLY AGREEMENT

DATE OF AGREEMENT: 10/30/2003

PARTIES: Haicheng (Shanghai) Information Technologies Co., Ltd. (Party A) and Kid Castle Educational Software Development Co., Ltd. (Party B)

AGREEMENT: Party A to provide computers, including hardware, systems and application software, with the best prices, to Party B for Party B's promotion of informational education to children in China.

Party A is responsible for the supply, installation of the computers required herein and the after sale maintenance.

Party B is responsible for the collection of purchase orders for the computers.

DESCRIPTION OF THE AGREEMENT: Party A shall provide and set up the basic equipments, including: ten (10) computer systems, one (1) hub switch with sixteen (16) connections, one (1) Internet wiring (with eleven (11) construction points), one (1) Internet management system, and one (1) digital multimedia education hardware system. Any additional hardware equipments and application software needed should be discussed and decided by both parties. Total price for the basic equipment is 27,980 RMB.

Details of the equipments of this article shall be confirmed by both parties by November 5, 2003 and listed as one of the attachment I hereto.

Unless otherwise regulated, the purchase amount of equipments shall be in accordance with the amount stated in the purchase orders. Information stated in the attachment I hereto may be adjusted by both parties in writing in accordance with the change of the market situation. Quotation of relevant products shall be adjusted once every half year.

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                                                                   Exhibit 10.26

ORDERS: Party B shall collect the clients' needs and then place the orders together to Party A. When Party B places the order to Party A, Party B shall describe the necessary items, including price, amount, total amount, date and the places for installation. Form of the order shall be provided by Party A and confirmed by Party B and will be the attachment II hereto.

FIRST ORDER: Both parties agree that the purchase amount of the first order will be tentatively 300 sets of computer systems and all of which shall be delivered before 06/30/2004. The exact order amount will be in accordance with the purchase order from Party B.

Both parties shall confirm the content stated in the attachment I hereto by November 5, 2003. Party A shall deliver the products in accordance with Party B's purchase order by November 15, 2003 and finish the installation thereof by November 25, 2003.

PACKAGE AND SHIPMENT: Party A shall pack the equipments stated herein in accordance with packaging standard. The cost of first shipping to the place designated by Party B shall be borne by Party B. The price stated in this agreement includes shipping cost. Cost of any additional delivery caused by reason attributable to Party B shall be borne by Party B

DELIVERY: Both parties agree that Party A shall deliver the equipments as ordered to the places designated by Party B within 10 days after the date Party B places the purchase order. Party A shall finish installation and testing within 3 days after the equipments being delivered to the designated places.

FORM OF PAYMENT: Party B shall pay through the appointed credit bank to Party A through two installments. Party B shall pay 10% of the total payments in the first installment, and the remaining total be paid in full on the second installment in seven (7) working days after the system evaluation.

MAINTENANCE: Both parties agree that Party A shall provide one-year free maintenance service after the evaluation of the equipments. Damages caused by the act of god shall be fixed by Party A.

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                                                                   Exhibit 10.26

USE OF SOFTWARE: Party B may use the software only for the purpose of this project and may not provide the software to others to use. Except for certain circumstances, Party B may not copy any part of the software.

USE OF EDUCATIONAL SOFTWARE: Party A may apply the Kidcastle children informational educational software provided by Party B only to the systems under this project and may install such educational software only into the equipments of this project.

Except for certain circumstances, Party A may not copy any part of such educational software. Unless agreed by Party B in writing in advance, Party A may not sell, transfer or permit others to use the software of this project or infringe Party B's intellectual property rights in any other way.

TERM: This agreement shall be effective from the execution date hereof and until the date of which the duties hereunder have been done.

PERSON SIGNING THE AGREEMENT: Party A: X, Party B: Wang, Kuo An